FOR IMMEDIATE RELEASE

February 25, 2008

PERKINELMER ELECTS PATRICK J. SULLIVAN AS DIRECTOR

WALTHAM, Mass. – PerkinElmer, Inc. (NYSE:PKI), a global technology leader in Health Sciences, today announced that Patrick J. Sullivan, Executive Chairman of Hologic, Inc. (NASDAQ: HOLX), has been elected to the Company’s Board of Directors.

Sullivan brings extensive management experience in the diagnostic and medical device industries to his role with PerkinElmer. Prior to his appointment as Chairman of Hologic, which occurred with the merger of Cytyc Corporation with Hologic, Inc. in October of 2007, he served as Chairman, President and CEO of Cytyc Corporation, a leading provider of medical devices for women’s health. Previously, Sullivan held sales and marketing leadership roles with Abbott Laboratories, where he played a key role in driving the growth of its Physician Office Diagnostics business. Sullivan also worked as a consultant with McKinsey & Company.

“We are very privileged to have a leader of Pat’s caliber join our Board,” said Gregory L. Summe, Executive Chairman of PerkinElmer, Inc. “He was the principal architect of Cytyc’s success in women’s health. We look forward to benefiting from his broad experience.”

Sullivan holds an M.B.A., with distinction, from Harvard University and a B.S., with distinction, from the United States Naval Academy.

Factors Affecting Future Performance

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow, revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities. Words such as “believes,” “intends,” “anticipates,” “plans,” “expects,” “projects,” “forecasts,” “will”

and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management’s current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) our failure to introduce new products in a timely manner; (2) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable; (3) our failure to protect adequately our intellectual property; (4) the loss of any of our licenses or licensed rights; (5) our ability to compete effectively; (6) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (7) our ability to produce an adequate quantity of products to meet our customers’ demands; (8) our failure to maintain compliance with applicable government regulations; (9) regulatory changes; (10) our failure to comply with health care industry regulations; (11) economic, political and other risks associated with foreign operations; (12) our ability to retain key personnel; (13) restrictions in our credit agreements; (14) our ability to realize the full value of our intangible assets; and (15) other factors which we describe under the caption “Risk Factors” in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

PerkinElmer, Inc. is a global technology leader driving growth and innovation in Health Sciences and Photonics markets to improve the quality of life. The Company reported revenues of $1.8 billion in 2007, has 9,100 employees serving customers in more than 125 countries, and is a component of the S&P 500 Index. Additional information is available through www.perkinelmer.com or 1-877-PKI-NYSE.

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For further information regarding PerkinElmer, please contact:

Investor Relations:	Media Contact:

Michael A. Lawless	Steve Marchant
PerkinElmer, Inc.	Brodeur
(781) 663-5659	(617) 587-2864